Exhibit 10 (i) 89

THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.



                          AMENDMENT I TO THE AGREEMENT
                        FOR THE SALE AND PURCHASE OF COAL



            THIS AMENDMENT ("AMENDMENT"), dated as of November 1, 1999 TO THAT AGREEMENT ("AGREEMENT") FOR THE SALE AND PURCHASE OF COAL made and entered into as of the 1st day of November 1998 between CENTRAL HUDSON GAS & ELECTRIC
CORPORATION,   (herein-after  referred  to  as  "BUYER")  and  GLENCORE  Ltd.,
(hereinafter referred to as "SELLER").

                                      WITNESSETH:

            WHEREAS, Article IV of the AGREEMENT provides that beginning July 1, 1999, BUYER and SELLER shall commence good faith negotiations with respect to the price of coal for the next Contract Year; and

            WHEREAS, notice was duly given and BUYER and SELLER entered into good faith negotiations; and

            WHEREAS, after completion of good faith negotiations, BUYER and SELLER desire to amend the AGREEMENT to provide for the pricing of coal and certain other AGREEMENT provisions;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

            SECTION 8, ARTICLE II, (DELIVERIES) ,SECTIONS 1 & 2, ARTICLE IV (PAYMENT) AND SECTION 4, ARTICLE V (ADJUSTMENT IN PRICE FOR QUALITY) of the AGREEMENT shall be respectively amended in their entirety for contract year 2000. The remaining ARTICLES AND SECTIONS of the AGREEMENT shall remain in full force and affect. The amended ARTICLE AND SECTIONS shall read as follows:

CONFIDENTIAL INFORMATION REPRESENTED IN THIS FILING BY AN "X" HAS BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


                                  ARTICLE II
                                  DELIVERIES

            Section 8. If Buyer's coal unloading system or equipment is damaged or forced to shut down as the result of receiving foreign or oversized material from the vessel, then the Seller shall be liable for any damage and/or delays associated with the unauthorized delivery of this extraneous material.

Demurrage at Discharge Berth
            If after completion of discharge Buyer has used more time to receive the entire cargo than allowed, Buyer will reimburse Seller for excess laytime used at the rate of USD $XX,XXX for each 24 hours, fractions pro rata.

            If after completion of discharge Seller's vessel has failed to offload the entire cargo at a minimum rate of XXXX short tons per hour, Seller will reduce the price as determined by Article IV, Section 1 by USD $ .XX per short ton for each ton of coal delivered.

                                  ARTICLE IV
                                    PAYMENT

            Section 1. Price: The Base Price of the Firm cargoes of coal sold hereunder in contract year 2000 is fixed at $XX.XX per short ton CIFFO Roseton Dock. Option Cargoes will be priced in accordance with ARTICLE II, Section 1.

            Section 2. On or before July 1st 2000, Buyer and Seller will enter into negotiations to fix the Base Price for coal delivered hereunder for the ensuing year. Unless otherwise agreed, this Agreement will terminate on December 31st of that contract year if negotiations for the following year have not been completed by November 1st.



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
CONFIDENTIAL INFORMATION REPRESENTED IN THIS FILING BY AN "X" HAS BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


                                   ARTICLE V
                        ADJUSTMENT IN PRICE FOR QUALITY

            Section 4. Adjustment for Sulfur Value: If the Sulfur Value of the coal shipment is less than or equal to X.XX% there will be no adjustment for Sulfur Value variation. If the Sulfur Value is greater than X.XX% but less than or equal to X.XX% then a penalty of $X.XX per ton shall be deducted from the Price for each X.XX% Sulfur Value variation in excess of X.XX%.




            IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed in its behalf by its proper officer thereunder duly authorized, all as of the day and year first above written.

BUYER:      CENTRAL HUDSON GAS & ELECTRIC CORPORATION

BY              /s/ Arthur R. Upright
           -------------------------------------------------
                    Arthur R. Upright
ITS Senior Vice President-Regulatory Affairs, Financial Planning And Accounting


SELLER:     GLENCORE LTD.

BY               /s/ Gregory L. Marcum
           ------------------------------------------------
ITS              Trader
           -------------------------------------------------

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